EXHIBIT 99.1

Steelcase Reports Third Quarter Fiscal 2010 Results

GRAND RAPIDS, Mich., Dec. 17, 2009 (GLOBE NEWSWIRE) -- Steelcase Inc. (NYSE:SCS) today reported break-even net income for the third quarter of fiscal 2010, in line with estimates the company communicated last quarter. In the third quarter of fiscal 2009, the company reported net income of $0.4 million.

Third quarter revenue of $616.1 million represented a decline of 24.1 percent compared to $811.3 million in the prior year quarter. Revenue comparisons were impacted by approximately $16 million of favorable currency translation effects compared to the prior year. Revenue declines occurred across most geographic markets, customer segments and product categories, but moderated compared to the last three quarters as the third quarter of the prior year marked the start of the current downturn in the office furniture industry.

"I am pleased we experienced another quarter of sequential revenue growth," said James P. Hackett, president and chief executive officer. "While the timing of a complete industry recovery remains difficult to predict, we have seen the seasonal trend in the second and third quarters, along with stabilizing day-to-day order levels and the return of modest calendar year-end business, which provide further evidence that the first quarter of this fiscal year may have represented the low water mark for Steelcase in this recession."

Cost of sales improved to 70.8 percent of sales in the quarter from 71.9 percent in the prior year, primarily due to changes in the cash surrender value of company-owned life insurance policies, or COLI ($2.7 million benefit in the current quarter versus $(17.1) million charge in the prior year). In addition, benefits from prior restructuring activities and cost control efforts, lower commodity costs and reductions in employee compensation costs partially offset the negative effects of lower absorption of fixed costs associated with the revenue decline.

Operating expenses fell $47.8 million to $160.4 million, or 26.0 percent of revenue, from $208.2 million, or 25.7 percent of revenue in the prior year. The decrease in absolute dollars was primarily driven by benefits from prior restructuring activities, changes in the cash surrender value of COLI ($2.6 million benefit in the current quarter compared with $(10.4) million charge in the prior year) and reduced employee compensation costs.

The current quarter operating income of $14.8 million compares with $15.0 million in the prior year. Current quarter results included a $5.3 million benefit associated with increases in the cash surrender value of COLI and $(4.8) million of restructuring costs. Prior year operating income included a $(27.5) million charge associated with decreases in the cash surrender value of COLI and $(4.7) million of restructuring costs.

The income tax expense recorded in the quarter approximated pre-tax income. The resulting effective tax rate of 100 percent was driven in large part by significant non-taxable income from COLI.

Cash and short-term investments increased to $183.5 million compared to $142.0 million at the end of the second quarter. Total debt at the end of the quarter was approximately $302 million. The company recently replaced its bank syndicated, revolving credit facility. The new agreement allows for borrowings of up to $125 million and includes less restrictive financial covenants compared to the prior facility.

"The benefits of our extensive cost reduction efforts in this recession are showing up in the positive operating results and improved cash position in the third quarter," said David C. Sylvester, vice president and CFO. "In addition, the completion of the new $125 million revolving credit facility serves to further strengthen our liquidity profile."

Outlook

The company expects fourth quarter fiscal 2010 revenue to reflect a higher than normal seasonal decline compared to the third quarter and approximate $570 million. The revenue estimate includes an assumption of approximately $20 million from favorable currency translation effects and $(5) million from divestitures as compared to the prior year. The company reported revenue of $654.9 million in the fourth quarter of fiscal 2009.

Steelcase expects to report approximately break-even operating income (excluding an estimated $(6) million of restructuring costs) and approximately break-even net income for the fourth quarter of fiscal 2010. The net income estimate is based on an estimated effective tax rate similar to the first nine months of the fiscal year, which is subject to changes in COLI income or other operating results, as well as any tax law changes that may affect the company. The company reported a net loss of $(65.7) million, or $(0.49) per share, in the fourth quarter of fiscal 2009, which included after-tax restructuring costs of approximately $(11) million and non-cash impairment charges that had the effect of increasing the net loss by approximately $(50) million.

Mr. Hackett concluded, "Throughout this recession, we have remained focused on the eventual recovery in our industry by launching a variety of new insight-led products, strengthening our relationships with customers, architects and designers, and continuing to fund our growth strategies in the areas of healthcare, higher education and emerging markets."

 Business Segment Results
 (in millions)

                 (Unaudited)                  (Unaudited)
              Three Months Ended            Nine Months Ended
              Nov. 27,  Nov. 28,     %     Nov. 27,  Nov. 28,     %
                2009      2008     Change    2009      2008     Change
              --------  --------  -------  --------  --------  -------
 Revenue
 North
  America(1)  $  328.0  $  443.1  (26.0%)  $  944.9  $1,373.5  (31.2%)
 International
  (2)            178.7     236.0  (24.3%)     477.9     742.0  (35.6%)
 Other(3)        109.4     132.2  (17.2%)     317.0     413.4  (23.3%)
              --------  --------           --------  --------
  Consolidated
   Revenue    $  616.1  $  811.3  (24.1%)  $1,739.8  $2,528.9  (31.2%)
              ========  ========           ========  ========

 Operating
  Income
  (Loss)
 North
  America     $   18.8  $    3.2           $   58.8  $   77.6
 International    (0.2)     19.4              (25.7)     44.7
 Other              --      (3.1)             (10.8)     (5.9)
 Corporate(4)     (3.8)     (4.5)             (13.7)    (18.6)
              --------  --------           --------  --------
  Consolidated
   Operating
   Income     $   14.8  $   15.0           $    8.6  $   97.8
              ========  ========           ========  ========

 Operating
  Income
  Percent          2.4%      1.8%               0.5%      3.9%

Business Segment Footnotes

 1. The North America segment serves customers in the U.S. and Canada mainly through independent dealers. The North America segment includes furniture, interior architecture, technology and
    healthcare environment solutions under the Steelcase, Turnstone,
    Details and Nurture by Steelcase brands.
 2. The International segment serves customers outside of the U.S. and
    Canada primarily under the Steelcase brand, with an emphasis on freestanding furniture systems, storage and seating solutions.
 3. The Other category includes the Coalesse Group, PolyVision and
    IDEO. The Coalesse Group consists of the Coalesse brand and
    Designtex. Coalesse is a premium furnishings brand that serves the markets of executive office, conference, lounge, teaming
    environments and more residential live/work solutions.
 4. Corporate expenses include the executive function and portions of shared services functions such as human resources, finance, legal, research and development and corporate facilities.

 Steelcase Inc.

                                             (Unaudited)
                                          Three Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  616.1   100.0%   $  811.3   100.0%
 Cost of sales                     436.1    70.8       583.4    71.9
 Restructuring costs                 2.5     0.4         3.8     0.5
                                --------  --------  --------  --------
   Gross profit                    177.5    28.8       224.1    27.6
 Operating expenses                160.4    26.0       208.2    25.7
 Restructuring costs                 2.3     0.4         0.9     0.1
                                --------  --------  --------  --------
   Operating income             $   14.8     2.4%   $   15.0     1.8%
                                ========  ========  ========  ========

 Gross profit, as reported      $  177.5    28.8%   $  224.1    27.6%
 Restructuring costs                 2.5     0.4         3.8     0.5
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $  180.0    29.2%   $  227.9    28.1%
                                ========  ========  ========  ========

 Operating income, as reported  $   14.8     2.4%   $   15.0     1.8%
 Restructuring costs                 4.8     0.8         4.7     0.6
                                --------  --------  --------  --------
 Operating income, excluding
  restructuring items           $   19.6     3.2%   $   19.7     2.4%
                                ========  ========  ========  ========

                                             (Unaudited)
                                           Nine Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $1,739.8   100.0%   $2,528.9   100.0%
 Cost of sales                   1,226.2    70.5     1,755.8    69.4
 Restructuring costs                15.5     0.9        17.3     0.7
                                --------  --------  --------  --------
   Gross profit                    498.1    28.6       755.8    29.9
 Operating expenses                480.0    27.6       654.4    25.9
 Restructuring costs                 9.5     0.5         3.6     0.1
                                --------  --------  --------  --------
   Operating income             $    8.6     0.5%   $   97.8     3.9%
                                ========  ========  ========  ========

 Gross profit, as reported      $  498.1    28.6%   $  755.8    29.9%
 Restructuring costs                15.5     0.9        17.3     0.7
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $  513.6    29.5%   $  773.1    30.6%
                                ========  ========  ========  ========

 Operating income, as reported  $    8.6     0.5%   $   97.8     3.9%
 Restructuring costs                25.0     1.4        20.9     0.8
                                --------  --------  --------  --------
 Operating income, excluding
  restructuring items           $   33.6     1.9%   $  118.7     4.7%
                                ========  ========  ========  ========

 North America
                                             (Unaudited)
                                          Three Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  328.0   100.0%   $  443.1   100.0%
 Cost of sales                     233.8    71.2       338.5    76.4
 Restructuring costs                 0.5     0.2         1.9     0.4
                                --------  --------  --------  --------
   Gross profit                     93.7    28.6       102.7    23.2
 Operating expenses                 74.8    22.9        99.5    22.5
 Restructuring costs                 0.1      --          --      --
                                --------  --------  --------  --------
   Operating income             $   18.8     5.7%   $    3.2     0.7%
                                ========  ========  ========  ========

 Gross profit, as reported      $   93.7    28.6%   $  102.7    23.2%
 Restructuring costs                 0.5     0.2         1.9     0.4
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $   94.2    28.8%   $  104.6    23.6%
                                ========  ========  ========  ========

 Operating income, as reported  $   18.8     5.7%   $    3.2     0.7%
 Restructuring costs                 0.6     0.2         1.9     0.4
                                --------  --------  --------  --------
 Operating income, excluding
  restructuring items           $   19.4     5.9%   $    5.1     1.1%
                                ========  ========  ========  ========

                                             (Unaudited)
                                           Nine Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  944.9   100.0%   $1,373.5   100.0%
 Cost of sales                     664.4    70.3       981.5    71.5
 Restructuring costs                 4.5     0.5         9.8     0.7
                                --------  --------  --------  --------
   Gross profit                    276.0    29.2       382.2    27.8
 Operating expenses                214.3    22.7       303.2    22.1
 Restructuring costs                 2.9     0.3         1.4     0.1
                                --------  --------  --------  --------
   Operating income             $   58.8     6.2%   $   77.6     5.6%
                                ========  ========  ========  ========

 Gross profit, as reported      $  276.0    29.2%   $  382.2    27.8%
 Restructuring costs                 4.5     0.5         9.8     0.7
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $  280.5    29.7%   $  392.0    28.5%
                                ========  ========  ========  ========

 Operating income, as reported  $   58.8     6.2%   $   77.6     5.6%
 Restructuring costs                 7.4     0.8        11.2     0.8
                                --------  --------  --------  --------
 Operating income, excluding
  restructuring items           $   66.2     7.0%   $   88.8     6.4%
                                ========  ========  ========  ========

 International
                                             (Unaudited)
                                           Three Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  178.7   100.0%   $  236.0   100.0%
 Cost of sales                     124.8    69.8       155.7    66.0
 Restructuring costs (benefits)      1.2     0.7          --      --
                                --------  --------  --------  --------
   Gross profit                     52.7    29.5        80.3    34.0
 Operating expenses                 51.0    28.5        60.7    25.7
 Restructuring costs                 1.9     1.1         0.2     0.1
                                --------  --------  --------  --------
   Operating income (loss)      $   (0.2)   (0.1%)  $   19.4     8.2%
                                ========  ========  ========  ========

 Gross profit, as reported      $   52.7    29.5%   $   80.3    34.0%
 Restructuring costs (benefits)      1.2     0.7          --      --
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $   53.9    30.2%   $   80.3    34.0%
                                ========  ========  ========  ========

 Operating income (loss), as
  reported                      $   (0.2)   (0.1%)  $   19.4     8.2%
 Restructuring costs                 3.1     1.8         0.2     0.1
                                --------  --------  --------  --------
 Operating income (loss),
  excluding restructuring items $    2.9     1.7%   $   19.6     8.3%
                                ========  ========  ========  ========

                                             (Unaudited)
                                           Nine Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  477.9   100.0%   $  742.0   100.0%
 Cost of sales                     339.0    70.9       500.9    67.6
 Restructuring costs (benefits)      8.1     1.7        (0.4)   (0.1)
                                --------  --------  --------  --------
   Gross profit                    130.8    27.4       241.5    32.5
 Operating expenses                152.3    31.9       195.8    26.3
 Restructuring costs                 4.2     0.9         1.0     0.2
                                --------  --------  --------  --------
   Operating income (loss)      $  (25.7)   (5.4%)  $   44.7     6.0%
                                ========  ========  ========  ========

 Gross profit, as reported      $  130.8    27.4%   $  241.5    32.5%
 Restructuring costs (benefits)      8.1     1.7        (0.4)   (0.1)
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $  138.9    29.1%   $  241.1    32.4%
                                ========  ========  ========  ========

 Operating income (loss), as
  reported                      $  (25.7)   (5.4%)  $   44.7     6.0%
 Restructuring costs                12.3     2.6         0.6     0.1
                                --------  --------  --------  --------
 Operating income (loss),
  excluding restructuring items $  (13.4)   (2.8%)  $   45.3     6.1%
                                ========  ========  ========  ========

 Other
                                             (Unaudited)
                                          Three Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  109.4   100.0%   $  132.2   100.0%
 Cost of sales                      77.5    70.9        89.2    67.5
 Restructuring costs                 0.8     0.7         1.9     1.4
                                --------  --------  --------  --------
   Gross profit                     31.1    28.4        41.1    31.1
 Operating expenses                 30.8    28.1        43.5    32.9
 Restructuring costs                 0.3     0.3         0.7     0.5
                                --------  --------  --------  --------
   Operating income (loss)      $     --     0.0%   $   (3.1)   (2.3%)
                                ========  ========  ========  ========

 Gross profit, as reported      $   31.1    28.4%   $   41.1    31.1%
 Restructuring costs                 0.8     0.7         1.9     1.4
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $   31.9    29.1%   $   43.0    32.5%
                                ========  ========  ========  ========

 Operating income (loss), as
  reported                      $     --     0.0%   $   (3.1)   (2.3%)
 Restructuring costs                 1.1     1.0         2.6     1.9
                                --------  --------  --------  --------
 Operating income (loss),
  excluding restructuring items $    1.1     1.0%   $   (0.5)   (0.4%)
                                ========  ========  ========  ========

                                             (Unaudited)
                                           Nine Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Revenue                        $  317.0   100.0%   $  413.4   100.0%
 Cost of sales                     222.8    70.3       273.4    66.1
 Restructuring costs                 2.9     0.9         7.9     1.9
                                --------  --------  --------  --------
   Gross profit                     91.3    28.8       132.1    32.0
 Operating expenses                 99.7    31.5       136.8    33.1
 Restructuring costs                 2.4     0.7         1.2     0.3
                                --------  --------  --------  --------
   Operating income (loss)      $  (10.8)   (3.4%)  $   (5.9)   (1.4%)
                                ========  ========  ========  ========

 Gross profit, as reported      $   91.3    28.8%   $  132.1    32.0%
 Restructuring costs                 2.9     0.9         7.9     1.9
                                --------  --------  --------  --------
 Gross profit, excluding
  restructuring items           $   94.2    29.7%   $  140.0    33.9%
                                ========  ========  ========  ========

 Operating income (loss), as
  reported                      $  (10.8)   (3.4%)  $   (5.9)   (1.4%)
 Restructuring costs                 5.3     1.6         9.1     2.2
                                --------  --------  --------  --------
 Operating income (loss),
  excluding restructuring items $   (5.5)   (1.8%)  $    3.2     0.8%
                                ========  ========  ========  ========

 Corporate
                                             (Unaudited)
                                          Three Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Operating expenses             $    3.8            $    4.5
                                ========            ========

                                             (Unaudited)
                                           Nine Months Ended
                                 November 27, 2009   November 28, 2008
                                 -----------------   -----------------

 Operating expenses             $   13.7            $   18.6
                                ========            ========

Webcast

Steelcase will discuss third quarter fiscal 2010 results and its business outlook on a conference call and webcast at 11:00 a.m. EST December 18, 2009. Links to the webcast are available at ir.steelcase.com. Supporting presentation slides will be available on the company's website concurrent with the distribution of the earnings release.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the company. Pursuant to the requirements of Regulation G, the company has provided a reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

The non-GAAP financial measures used within the company's earnings release are: third quarter and nine months year-to-date gross profit, excluding restructuring costs for the current and prior year in dollars and as a percentage of revenue, and third quarter and nine months year-to-date operating income (loss), excluding restructuring costs, for the current and prior year in dollars and as a percentage of revenue, on a consolidated basis and for each business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

Forward-looking Statements

From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

About Steelcase Inc.

Steelcase Inc. helps create great experiences -- wherever work happens. Our brands offer a comprehensive portfolio of workplace furnishings, products and services, inspired by nearly 100 years of insight gained serving the world's leading organizations. We are globally accessible through a network of channels, including over 650 dealers. We design for social, economic and environmental sustainability. Steelcase is a global, publicly traded company leading our industry with fiscal 2009 revenue of approximately $3.2 billion.

The Steelcase Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4484

                             STEELCASE INC.
     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                 (in millions, except per share data)

                                Three Months Ended   Nine Months Ended
                                Nov. 27,  Nov. 28,  Nov. 27,  Nov. 28,
                                --------  --------  --------  --------
                                  2009      2008      2009      2008
                                  ----      ----      ----      ----

 Revenue                        $  616.1  $  811.3  $1,739.8  $2,528.9
 Cost of sales                     436.1     583.4   1,226.2   1,755.8
 Restructuring costs                 2.5       3.8      15.5      17.3
                                --------  --------  --------  --------
   Gross profit                    177.5     224.1     498.1     755.8
 Operating expenses                160.4     208.2     480.0     654.4
 Restructuring costs                 2.3       0.9       9.5       3.6
                                --------  --------  --------  --------
   Operating income                 14.8      15.0       8.6      97.8
 Interest expense                   (4.5)     (4.3)    (13.5)    (12.8)
 Other income (expense), net        (2.7)     (1.3)     (0.8)      4.3
                                --------  --------  --------  --------
   Income (loss) before income
    taxes                            7.6       9.4      (5.7)     89.3
 Income tax expense (benefit)        7.6       9.0      (5.7)     35.3
                                --------  --------  --------  --------
   Net income                   $     --  $    0.4  $     --  $   54.0
                                ========  ========  ========  ========

 Basic and diluted per share
  data:
  Basic earnings per share      $     --  $     --  $     --  $   0.40
                                ========  ========  ========  ========
  Diluted earnings per share    $     --  $     --  $     --  $   0.40
                                ========  ========  ========  ========
 Dividends declared and paid
  per common share              $   0.04  $   0.15  $   0.16  $   0.45
                                ========  ========  ========  ========
 Weighted average shares
  outstanding - basic              132.8     133.8     133.0     134.8
                                ========  ========  ========  ========
 Weighted average shares
  outstanding - diluted            132.8     133.9     133.0     134.9
                                ========  ========  ========  ========

                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (in millions)

                                             (Unaudited)
                                            November 27,  February 27,
                                            ------------  ------------
                  ASSETS                        2009          2009
                                                ----          ----
 Current assets:
  Cash and cash equivalents                 $      114.1  $      117.6
  Short-term investments                            69.4          76.0
  Accounts receivable, net                         274.2         280.3
  Inventories                                      116.5         129.9
  Other current assets                             124.2         147.6
                                            ------------  ------------
    Total current assets                           698.4         751.4
                                            ------------  ------------

 Property and equipment, net                       439.7         433.3
 Company-owned life insurance                      207.1         171.6
 Goodwill and other intangible assets, net         214.0         210.7
 Other assets                                      187.7         183.0
                                            ------------  ------------
    Total assets                            $    1,746.9  $    1,750.0
                                            ============  ============

    LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
  Accounts payable                          $      169.8  $      174.6
  Short-term borrowings and current portion
   of long-term debt                                 8.1           4.9
  Accrued expenses:
   Employee compensation                           108.7         141.8
   Employee benefit plan obligations                17.1          38.0
   Other                                           175.0         160.3
                                            ------------  ------------
    Total current liabilities                      478.7         519.6
                                            ------------  ------------

 Long-term liabilities:
  Long-term debt less current maturities           294.2         250.8
  Employee benefit plan obligations                167.8         164.4
  Other long-term liabilities                       62.8          82.4
                                            ------------  ------------
    Total long-term liabilities                    524.8         497.6
                                            ------------  ------------
    Total liabilities                            1,003.5       1,017.2
                                            ------------  ------------

 Shareholders' equity:
  Common stock                                      54.7          59.8
  Additional paid-in capital                         9.6           4.7
  Accumulated other comprehensive income
   (loss)                                            9.8         (22.5)
  Retained earnings                                669.3         690.8
                                            ------------  ------------
    Total shareholders' equity                     743.4         732.8
                                            ------------  ------------

    Total liabilities and shareholders'
     equity                                 $    1,746.9  $    1,750.0
                                            ============  ============

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
                            (in millions)

                                                Nine Months Ended
                                            November 27,  November 28,
                                            ------------  ------------
                                                2009          2008
                                                ----          ----

 OPERATING ACTIVITIES
 Net income                                 $         --  $       54.0
 Depreciation and amortization                      55.6          67.5
 Changes in operating assets and liabilities       (71.9)        (25.6)
 Other, net                                         (2.9)         15.8
                                            ------------  ------------
 Net cash (used in) provided by operating
  activities                                       (19.2)        111.7
                                            ------------  ------------

 INVESTING ACTIVITIES
 Capital expenditures                              (26.5)        (66.2)
 Changes in investments, net                        11.0          (1.3)
 Proceeds from the disposal of fixed assets          6.4           4.8
 Business divestitures                                --          15.8
 Other, net                                          2.1          11.7
                                            ------------  ------------
 Net cash used in investing activities              (7.0)        (35.2)
                                            ------------  ------------

 FINANCING ACTIVITIES
 Borrowings of long-term debt                       47.0            --
 Dividends paid                                    (21.5)        (60.7)
 Common stock repurchases                           (4.3)        (59.0)
 Other, net                                         (2.0)         (0.3)
                                            ------------  ------------
 Net cash provided by (used in) financing
  activities                                        19.2        (120.0)
                                            ------------  ------------

 Effect of exchange rate changes on cash and
  cash equivalents                                   3.5          (7.0)
                                            ------------  ------------

 Net decrease in cash and cash equivalents          (3.5)        (50.5)
 Cash and cash equivalents, beginning of
  period                                           117.6         213.9
                                            ------------  ------------
 Cash and cash equivalents, end of period   $      114.1  $      163.4
                                            ============  ============

CONTACT:  Steelcase Inc.
          Investor Contact:
          Raj Mehan, Investor Relations
            (616) 698-4734
          Media Contact:
          Laura Muyskens, Public Relations
            (616) 246-2747